Exhibit 23.3

January 27, 2025

Mingteng International Corporation Inc.

Lvhua Village, Luoshe Town

Huishan District, Wuxi, Jiangsu Province

People’s Republic of China

Re: Consent of Beijing Zhongdao Taihe

Ladies and Gentlemen,

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) filed by Mingteng International Corporation Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed public offering.

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research datasheet and amendments thereto, including, without limitation, the industry datasheet titled “Global and China Casting Mold Market Insight Report 2020-2030” (collectively, the “Datasheet”), and any subsequent amendments to the Datasheet, as well as the citation of our independent industry datasheet and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary,” “Industry,” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the proposed public offering, and (vi) in other publicity and marketing materials in connection with the proposed public offering.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Yours faithfully,

For and on behalf of

Beijing Zhongdao Taihe Information Consulting Co., Ltd.

/s/ Yuejiang Lin
Name:	Yuejiang Lin
Title:	President